UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2025

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 2, 2025, the Board of Directors of H.B. Fuller Company (the “Company”) elected Celine Martin, age 51, as a Class III director of the Company, effective December 1, 2025, for an initial term expiring at the Company’s 2026 annual meeting of shareholders. Ms. Martin will serve on the Audit Committee and the Compensation Committee of the Board of Directors.

Ms. Martin most recently served from 2022 to 2025 as the Company Group Chairman, Cardiovascular & Specialty Solutions (CSS) Group at Johnson & Johnson, a global leader in the research and development, manufacture and sale of a broad range of medical technologies. As a member of the Johnson & Johnson Medical Devices Group Operating committee, she led a diverse portfolio of medical device businesses including Electrophysiology, Neurovascular Intervention, Ear Nose and Throat and Breast Aesthetics. Before that, Ms. Martin held several roles of increasing responsibilities including Company Group Chairman, overseeing the surgical instrument portfolio of Ethicon, maker of Dermabond topical adhesives, from 2018 to 2021. Over her 30-year career, both in the U.S. and internationally, she played a vital role in advancing the ambition of Johnson & Johnson MedTech, including developing new categories and advancing standards of care for atrial fibrillation, stroke and minimally invasive surgery. Ms. Martin holds an MBA from Wake Forest University and a graduate degree in marketing from Normandy Business School.

For service as a director of the Company, Ms. Martin will receive an annual cash retainer of $100,000 and will also receive an initial grant of 1,300 restricted stock units of the Company. Directors are also eligible for an annual discretionary grant of deferred phantom stock units valued at $165,000.

Other than as described herein, there are no arrangements or understandings between Ms. Martin and any other persons pursuant to which Ms. Martin was selected as a director of the Company. The Board of Directors has considered customer-supplier transactions between the Company and Johnson & Johnson and has determined that Ms. Martin has no direct or indirect material interest in the transactions. A copy of the press release that discussed Ms. Martin’s election to the Board is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Effective December 1, 2025, the number of directors of the Company will be nine, eight of whom are independent.

Item 9.01.         Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release, dated October 8, 2025, issued by H.B. Fuller Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2025

H.B. FULLER COMPANY

By:	/s/ Gregory O. Ogunsanya
Gregory O. Ogunsanya
Senior Vice President, General Counsel and Corporate Secretary

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